PURCHASE AND SALE AGREEMENT


        THIS AGREEMENT is made as of the 9th day of August, 1996, between STERLING TEQUESTA/TRAILS LIMITED PARTNERSHIP, a Florida limited partnership ("Seller"), and RRC ACQUISITIONS, INC., a Florida corporation ("Buyer").

                                   Background

        Buyer wishes to purchase two shopping centers owned by Seller, one known as "Trails Shopping Center", in Ormond Beach, Volusia County, Florida ("Trail"), and the other known as "Tequesta Shoppes", in Tequesta, Palm Beach County, Florida ("Tequesta"). Inasmuch as this Agreement concerns the sale and purchase of both Trail and Tequesta, the two shopping centers are referred to herein collectively as the "Shopping Center".

        Seller wishes to sell the Shopping Center to Buyer;

        In consideration of the mutual agreements herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, Seller agrees to sell and Buyer agrees to purchase the Property (as hereinafter defined) on the following terms and conditions:


                                 1. DEFINITIONS

        As used in this Agreement, the following terms shall have the following meanings:

        1.1 Agreement means this instrument as it may be amended from time to time.

        1.2 Allocation Date means the close of business on the day immediately prior to the Closing Date.

        1.3 Audit Representation Letter means the form of Audit Representation Letter attached hereto as Exhibit 1.3.

        1.4 Buyer means the party identified as Buyer on the initial page hereof.

        1.5 Closing means generally the execution and delivery of those documents and funds necessary to effect the sale of the Property by Seller to Buyer.

        1.6    Closing Date means the date on which the Closing occurs.

        1.7  Contracts  means  all  service   contracts,   agreements  or  other
instruments affecting the Property.


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        1.8 Earnest Money Deposit means the deposit delivered by Buyer to Escrow
Agent prior to the Closing under Section 2.2 of this Agreement, together with the earnings thereon, if any.

        1.9 Environmental Claim means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial, or private in nature) arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material or actual or alleged Hazardous Material Activity, (c) from any abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Material, Environmental Law or other order of a governmental authority or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

        1.10 Environmental Law means any current legal requirement in effect at the Closing Date pertaining to (a) the protection of health, safety, and the indoor or outdoor environment, (b) the conservation, management, protection or use of natural resources and wildlife, (c) the protection or use of source water and groundwater, (d) the management, manufacture, posses sion, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any Release to air, land, surface water, and groundwater); and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801, Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC App. 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended by 42 USC 300(f) et seq., and any similar, implementing or successor law, any amendment, rule, regulation, order or directive, issued thereunder.

        1.11 Escrow Agent means Ulmer, Murchison, Ashby & Taylor, Attorneys, whose address is Suite 1600, SunTrust Building, 200 West Forsyth Street, Jacksonville, Florida 32202 (Fax 904/354-9100), or any successor Escrow Agent approved by the parties.

        1.12  Governmental  Approval  means  any  permit,   license,   variance,
certificate, consent, letter, clearance, closure, exemption, decision, action or approval of a governmental authority.


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        1.13  Hazardous   Material  means  any  petroleum,   petroleum  product,
drycleaning  solvent or chemical,  biological or medical waste,  "sharps" or any
other   hazardous  or  toxic  substance  as  defined  in  or  regulated  by  any
Environmental Law in effect at the pertinent date or dates.

        1.14 Hazardous Material Activity means any activity, event, or occurrence at or prior to the Closing Date involving a Hazardous Material, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling or corrective or response action to any Hazardous Material.

        1.15 Improvements means any buildings, structures or other improvements situated on the Real Property.

        1.16 Inspection Period means the period of time which expires at midnight on Monday, September 16, 1996.

        1.17 Leases means all leases and other occupancy agreements permitting persons to lease or occupy all or a portion of the Property.

        1.18 Materials means all plans, drawings, specifications, soil test reports, environmental reports, market studies, surveys, and similar documentation, if any, owned by or in the possession of Seller with respect to the Property, Improvements and any proposed improvements to the Property, which Seller may lawfully transfer to Buyer except that, as to financial and other records, Materials shall include only photostatic copies.

        1.19 Permitted Exceptions means only the following interests, liens and encumbrances:

               (a) Liens for ad valorem taxes not payable on or before Closing;

               (b) Printed form exclusions under ALTA standard form title insurance policies not ordinarily removed at closing through the use of affidavits, indemnities and similar undertakings;

               (c)    Rights of tenants under Leases; and

               (d)    Other matters determined by Buyer to be acceptable.

        1.20 Personal Property means all (a) sprinkler, plumbing, heating, air-conditioning, electric power or lighting, incinerating, ventilating and cooling systems, with each of their respective appurtenant furnaces, boilers, engines, motors, dynamos, radiators, pipes, wiring and other apparatus, equipment and fixtures, elevators, partitions, fire prevention and extinguishing systems located in or on the Improvements, (b) all Materials, and (c) all other

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personal  property  located  at and used in  connection  with the  Improvements, provided the same are now owned or are acquired by Seller prior to the Closing.

        1.21 Property means collectively the Real Property, the Improvements and the Personal Property.

        1.22 Prorated means the allocation of items of expense or income between Buyer and Seller based upon that percentage of the time period as to which such item of expense or income relates which has expired as of the date at which the proration is to be made.

        1.23 Purchase Price means the consideration agreed to be paid by Buyer to Seller for the purchase of the Property as set forth in Section 2.1 (subject to adjustments as provided herein).

        1.24 Real  Property  means  the lands  more  particularly  described  on
Exhibit 1.24, together with all easements, licenses, privileges, rights of way and other appurtenances pertaining to or accruing to the benefit of such lands, and includes both Trail and Tequesta.

        1.25 Release means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks, and other receptacles containing or previously containing any Hazardous Material at or prior to the Closing Date.

        1.26 Rent Roll means the list of Leases attached hereto as Exhibit 1.26, identifying with particularity the space leased by each tenant, the term (including extensions), square footage and applicable rent, common area maintenance, tax and other reimbursements, security deposits and similar data.

        1.27 Seller means the party identified as Seller on the initial page hereof.

        1.28 Seller Financial Statements means the unaudited balance sheets and statements of income, cash flows and changes in financial positions of Seller for the Property, as of and for the two (2) calendar years next preceding the date of this Agreement and all monthly reports of income, expense and cash flow prepared by Seller for the Property, which shall be consistent with past practice, for any period beginning after the latest of such calendar years, and ending prior to Closing.

        1.29  Shopping  Center  means  Trail  and  Tequesta,   collectively,  as
identified on the initial page hereof.

        1.30 Survey means a map of a stake survey of the Real Property which shall comply with Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, jointly established and adopted by ALTA and ACSM in 1992, and includes items 1, 2, 3, 4, 6, 7, 8,

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9, 10 and 11 of Table "A"  thereof,  which  meets  the  accuracy  standards  (as adopted by ALTA and ACSM and in effect on the date of the Survey) of an urban survey, which is dated not earlier than thirty (30) days prior to the Closing, and which is certified to Buyer, Seller, the Title Insurance company providing
Title Insurance to Buyer, and Buyer's lender, and dated as of the date the Survey was made.

        1.31 Tenant Estoppel Letter means a letter or other certificate from a tenant certifying as to certain matters regarding such tenant's Lease, in substantially the same form as attached hereto as Exhibit 1.31, or in the case of national or regional "credit" tenants identified as such on the Rent Roll, the form customarily used by such tenant provided the information disclosed contains substantially all of the information contained in the form attached hereto, such information does not materially differ from that contained in the Rent Roll, and is not otherwise determined to be detrimental by Buyer, acting in a commercially reasonable manner.

        1.32 Title Defect means any exception in the Title Insurance Commitment or any encroachment, easement, setback violation or other interest disclosed by the Survey, other than a Permitted Exception.

        1.33 Title Insurance means an ALTA Form B Owners Policy of Title Insurance for the full Purchase Price insuring marketable title in Buyer in fee simple, subject only to the Permitted Exceptions, issued by a title insurer acceptable to Buyer.

        1.34 Title Insurance Commitment means a binder whereby the title insurer agrees to issue the Title Insurance to Buyer.

        1.35 Transaction Documents means this Agreement, the deed conveying the Property, the assignment of leases, the bill of sale conveying the Personal Property and all other documents required or appropriate in connection with the transactions contemplated hereby.


                          2. PURCHASE PRICE AND PAYMENT

        2.1    Purchase Price; Payment.

               (a) Purchase Price and Terms. The total Purchase Price for the Property (subject to adjustment as provided herein) shall be $15,200,000. The Purchase Price shall be payable in cash at Closing.

               (b) Adjustments to the Purchase Price. The Purchase Price shall be adjusted as of the Closing Date by:


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                      (1)    prorating the Closing year's real and tangible
personal property taxes as of the Allocation Date (if the amount of the current year's property taxes are not available, such taxes will be prorated based upon the prior year's assessment);

                      (2) prorating as of the Allocation Date cash receipts and expenditures for the Shopping Center and other items customarily prorated in transactions of this sort, such as utilities, insurance and payments due under Contracts; and

                      (3) subtracting the amount of security deposits, prepaid rents from tenants under the Leases, and credit balances, if any, of any tenants. Any rents, percentage rents or tenant reimbursements payable after the Allocation Date but applicable to periods on or prior to the Allocation Date shall be remitted to Seller by Buyer within thirty (30) days after receipt. Buyer shall have no obligation to collect delinquencies, but should Buyer collect any delinquent rents or other sums which cover periods prior to the Allocation Date and for which Seller have received no proration or credit, Buyer shall remit same to Seller within thirty (30) days after receipt, less any costs of collection. Seller may use reasonable efforts other than eviction or lease termination to collect sums owed it, and Buyer will not interfere in Seller's efforts to collect sums due it. Seller will remit to Buyer promptly after receipt any rents, percentage rents or tenant reimbursements received by Seller after Closing which are attributable to periods occurring after the Allocation Date. Undesignated receipts after Closing of either Buyer or Seller from tenants in the Shopping Center shall be applied first to then current rents and reimbursements for such tenant(s), then to delinquent rents and reimbursements attributable to post-Allocation Date periods, and then to pre-Allocation Date periods. Each party agrees to furnish to the other, upon receipt, copies of all post-Closing billings made to tenants for collection of sums due the landlord from such tenants.

        2.2 Earnest Money Deposit. An Earnest Money Deposit in the amount of $50,000 shall be delivered to Escrow Agent within three (3) days after the date of execution by the last of Buyer or Seller to execute and transmit a copy of this Agreement to the other. This Agreement may be terminated by Seller if the Earnest Money Deposit is not received by Escrow Agent by such deadline. The Earnest Money Deposit paid by Buyer shall be held as specifically provided in this Agreement and shall be applied to the Purchase Price at the Closing.

        2.3    Closing Costs.

               (a)    Seller shall pay:

                      (1) Documentary stamp and other transfer taxes imposed upon the transactions contemplated hereby;

                      (2) The first $2,500 of the cost of each Survey if the transaction closes but not otherwise;


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                      (3)    Cost of satisfying any liens on the Property;

                      (4) Cost of title insurance and the costs, if any, of curing title defects nd recording any curative title documents;

                      (5) All broker's commissions, finders' fees and similar expenses ncurred by either party in connection with the sale of the Property, including without limitation the commission of Sterling Realty Services, L.C., in an amount equal to three percent (3%) of the Purchase Price, subject however to Buyer's indemnity given in Section 5.3 of this Agreement; and

                      (6) Seller's attorneys' fees relating to the sale of the Property.

               (b)    Buyer shall pay:

                      (1)    Cost of Buyer's due diligence inspection;

                      (2) Costs of the Phase 1 environmental site assessment to be obtained by Buyer;

                      (3)    The balance of the cost of each Survey;

                      (4)    Cost of recording the deed;

                      (5) Cost of any audit(s) made after Closing by Buyer pursuant to Section 4.8 of this Agreement; and

                      (6)    Buyer's attorneys' fees.



                        3. INSPECTION PERIOD AND CLOSING

        3.1    Inspection Period.

               (a)  Buyer  agrees  that it will  have the  Inspection  Period to physically inspect the Property, review the economic data, underwrite the tenants and review their leases, and to otherwise conduct its due diligence review of the Property and all books, records and accounts of Seller related thereto. Buyer hereby agrees to indemnify and hold Seller harmless from any damages, liabilities or claims for property damage, personal injury or construction liens arising out of the conduct of such inspection and investigation by Buyer or its agents or independent contractors. Within the Inspection Period, Buyer may, in its sole discretion and for any reason or no reason, elect to go forward with this Agreement to closing, which election shall be made by notice to Seller given within the Inspection Period. If such notice

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is not timely given,  this Agreement and all rights,  duties and  obligations of
Buyer and Seller hereunder, except any which expressly survive termination, shall terminate and Escrow Agent shall forthwith return to Buyer the Earnest Money Deposit. If Buyer so elects to go forward, the Earnest Money Deposit shall not be refundable except upon the terms otherwise set forth herein.

               (b) Buyer, through its officers, employees and other authorized representatives, shall have the right to reasonable access to the Property and all records of Seller related thereto, including without limitation all Leases and Seller Financial Statements, at reasonable times during the Inspection Period for the purpose of inspecting the Property, taking soil borings, conducting Hazardous Materials inspections, reviewing the books and records of Seller concerning the Property and otherwise conducting its due diligence review of the Property. Seller shall cooperate with and assist Buyer in making such inspections and reviews. Seller shall give Buyer any authorizations which may be required by Buyer in order to gain access to records or other information pertaining to the Property or the use thereof maintained by any governmental or quasi-governmental authority or organization. Buyer, for itself and its agents, agrees not to enter into any contract with existing tenants without the prior written consent of Seller if such contract would be binding upon Seller should this transaction fail to close. Buyer shall have the right to have due diligence interviews and other discussions or negotiations with tenants, provided it furnishes to Seller no less than forty-eight (48) hours notice of any such interview and affords Seller an opportunity to be present.

               (c) Buyer, through its officers or other authorized representatives, shall have the right to reasonable access to all Materials (other than privileged or confidential litigation materials) for the purpose of reviewing and copying the same.

        3.2 Hazardous Material. Prior to the end of the Inspection Period Buyer may order a "Phase 1" assessment of the Property, and a copy of any assessment report, if made, shall be furnished by Buyer to Seller promptly upon its completion. If the assessment report discloses the existence of any Hazardous Material or any other matters concerning the environmental condition of the Property or its environs, Buyer may notify Seller in writing, before the end of the Inspection Period that it elects to terminate this Agreement, whereupon this Agreement shall terminate and Escrow Agent shall return to Buyer its Earnest Money Deposit. Buyer hereby agrees to indemnify and hold Seller harmless from any damages, liabilities or claims for property damage, personal injury or construction liens arising out of the conduct of such environmental testing and investigation by Buyer or its agents or independent contractors.

        3.3 Time and Place of Closing. Unless otherwise agreed by the parties, the Closing shall take place at the offices of Escrow Agent at 10:00 A.M. on Wednesday, September 25, 1996, provided that Buyer may designate an earlier date for Closing.


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                    4.  WARRANTIES, REPRESENTATIONS AND COVENANTS OF SELLER

        Seller warrants and represents as of the date of this Agreement and where indicated covenants and agrees as follows:

        4.1 Organization; Authority. Seller is duly organized, validly existing and in good standing under the laws of the state of its organization and the state in which the Shopping Center is located, and has full power and authority to enter into and perform this Agreement in accordance with its terms, and the persons executing this Agreement and other Transaction Documents have been duly authorized to do so on behalf of Seller. Seller is not a "foreign person" under Sections 1445 or 897 of the Internal Revenue Code nor is this transaction subject to any withholding under any state or federal law.

        4.2 Authorization of Seller's General partner. The execution and delivery of this Agreement by Seller's general partner have been duly and validly authorized by its board of directors.

        4.3 Title. Based on the title insurance policy issued to Seller when it acquired the Property, Seller is the owner in fee simple of all of the Property, subject only to the Permitted Exceptions.

        4.4 Commissions. Seller has neither dealt with nor does it have any knowledge of any broker or other party who has or may have any claim against Seller, Buyer or the Property for a brokerage commission or finder's fee or like payment arising out of or in connection with the transaction provided herein except for Sterling Realty Services, L.C., whose commission shall be paid by Seller as provided above, and Seller agrees to indemnify Buyer from any such claim arising by, through or under Seller.

        4.5 Sale Agreements. To Seller's knowledge, the Property is not subject to any outstanding agreement(s) of sale, option(s), or other right(s) of third parties to acquire any interest therein, except for Permitted Exceptions and this Agreement.

        4.6 Litigation. There is no litigation or proceeding pending, or to the best of Seller's knowledge, threatened against Seller relating to the Property.

        4.7 Leases. There are no Leases affecting the Property, oral or written, except as listed on the Rent Roll. Copies of the Leases, which have been delivered to Buyer or shall be delivered to Buyer within five (5) days from the date hereof, are, to the best knowledge of Seller, true, correct and complete copies thereof, subject to the matters set forth on the Rent Roll. Between the date hereof and Thursday, September 12, 1996, inclusive, Seller may enter into new Leases provided Seller furnishes to Buyer a copy of the proposed Lease and pertinent historical and credit information about the proposed tenant and its operating experience. Thereafter, Seller will not enter into any new Leases without the prior consent of

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Buyer. Buyer agrees to review any proposed new Lease and supporting  information delivered to it and indicate to Seller whether Buyer approves or rejects such proposed Lease within five (5) days after Buyer's receipt of such proposed lease and supporting information. If Buyer approves a new Lease it is understood that Buyer as the new landlord, if and when the transaction closes, shall be responsible for all tenant build-out, tenant improvements, concessions and leasing commissions. If Buyer does not indicate its approval or disapproval within such five (5) day period, the lease for which approval is sought shall be deemed disapproved. All of the Property's tenant leases are in good standing and to the best of Seller's knowledge no defaults exist thereunder except as noted on the Rent Roll. No rent or reimbursement has been paid more than one (1) month in advance and no security deposit has been paid, except as stated on the Rent Roll. No tenants under the Leases are entitled to interest on any security deposits. No tenant under any Lease has or will be promised any inducement, concession or consideration by Seller other than as expressly stated in such Lease, and except as stated therein there are no side agreements between Seller and any tenant.

        4.8 Financial Statements. Each of the Seller Financial Statements delivered or to be delivered to Buyer hereunder has or will have been prepared in accordance with the books and records of Seller and presents fairly in all material respects the financial condition, results of operations and cash flows for the Property as of and for the periods to which they relate. All are in conformity with generally accepted accounting principles applied on a consistent basis. There has been no material adverse change in the operations of the Property since the date of the most recent Seller Financial Statements. Seller covenants to furnish promptly to Buyer copies of the Seller Financial Statements together with unaudited updated monthly reports of cash flow for interim periods beginning after December 31, 1995. Buyer and its independent certified accountants shall be given access to Seller's books and records at any time prior to and for six (6) months following Closing upon reasonable advance notice in order that they may verify the financial statements prior to Closing. Seller agrees to execute and deliver to Buyer or its accountants the Audit Representation Letter should Buyer's accountants audit the records of the Shopping Center.

        4.9 Contracts. Except for Permitted Exceptions, and except for a Contract with Harmony Music and Sound Systems, Inc., there are no management, service, maintenance, utility or other contracts or agreements affecting the Property, oral or written, which extend beyond the Closing Date and which would bind Buyer or encumber the Property, at Buyer's option, more than thirty (30) days after Closing. To Seller's knowledge all Contracts are in full force and effect in accordance with their respective terms, and all obligations of Seller under the Contracts required to be performed to date have been performed in all material respects; no party to any Contract has asserted any claim of default or offset against Seller with respect thereto and no event has occurred or failed to occur, which would in any way affect the validity or enforceability of any such Contract. Between the date hereof and the Closing, Seller covenants to fulfill all of its obligations under all Contracts, and covenants not to terminate or modify any such Contracts or enter into any new contractual obligations relating to the Property without the consent of Buyer (not to be unreasonably withheld) except such

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obligations  as are freely  terminable  without  penalty by Seller upon not more than thirty (30) days' written notice.

        4.10 Maintenance and Operation of Property. From and after the date hereof and until the Closing, Seller covenants to keep and maintain and operate the Property substantially in the manner in which it is currently being maintained and operated and covenants not to cause or permit any waste of the Property nor undertake any action with respect to the operation thereof outside the ordinary course of business without Buyer's prior written consent. In connection therewith, Seller covenants to make all necessary repairs and replacements until the Closing so that the Property shall be of substantially the same quality and condition at the time of Closing as on the date hereof, subject however to the provisions of Section 6.2 hereof, which shall control in the event of a casualty. Seller covenants not to remove from the Improvements or the Real Property any article included in the Personal Property. Seller covenants to maintain such casualty and liability insurance on the Property as it is presently being maintained.

        4.11 Permits and Zoning. To the best knowledge of Seller, there are no material permits and licenses (collectively referred to as "Permits") required to be issued to Seller by any governmental body, agency or department having jurisdiction over the Property which materially affect the ownership or the use thereof and which have not been issued. To Seller's knowledge, the Property is properly zoned for its present use and is not subject to any local, regional or state development order under Chapter 380, Florida Statutes, as a development of regional impact. To Seller's knowledge, the use of the Property is consistent with the land use designation for the Property under the comprehensive plan or plans applicable thereto, and all concurrency requirements have been satisfied. To Seller's knowledge, there are no outstanding assessments, impact fees or other charges related to the Property.

        4.12 Rent Roll; Tenant Estoppel Letters. The Rent Roll is true and correct in all respects. Seller agrees to use its best reasonable efforts to obtain current Tenant Estoppel Letters from all Tenants under Leases, which Tenant Estoppel Letters shall confirm the matters reflected by the Rent Roll as to the particular tenant and shall disclose the information requested in the attached form of Tenant Estoppel Letter without material change in form or substance and not be in Buyer's reasonable judgment detrimental to the landlord.

        4.13 Condemnation. Neither the whole nor any portion of the Property, including access thereto or any easement benefiting the Property, is subject to temporary requisition of use by any governmental authority or has been condemned, or taken in any proceeding similar to a condemnation proceeding, nor to Seller's knowledge is there now pending any condemnation, expropriation, requisition or similar proceeding against the Property or any portion thereof. Seller has received no notice nor has any knowledge that any such proceeding is contemplated.

        4.14 Governmental Matters. Seller has not entered into any commitments or agree ments with any governmental authorities or agencies affecting the Property that have not been disclosed in writing to Buyer and Seller has received no notices from any such governmental authorities or agencies of uncured violations at the Property of building, fire, air pollution or zoning codes, rules, ordinances or regulations, environmental and hazardous substances laws, or other rules, ordinances or regulations relating to the Property. Seller shall be responsible for the remittance of all sales tax for periods occurring prior to the Allocation Date directly to the appropriate state department of revenue.

        4.15 Repairs. Seller has received no notice of any requirements or recommendations by any lender, insurance companies, or governmental body or agencies requiring or recom mending any repairs or work to be done on the Property which have not already been com pleted.

        4.16 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby will (a) require Seller to file or register with, notify, or obtain any permit, authorization, consent, or approval of, any governmental or regulatory authority; (b) conflict with or breach any provision of the organizational documents of Seller; (c) violate or breach any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Seller is a party, or by which Seller, the Property or any of Seller's material assets may be bound, except that the mortgage presently encumbering the Shopping Center, which will be satisfied by Seller at Closing, contains a "due-on-sale" clause and related covenants;; or (d) violate any order, writ, injunction, decree, judgment, statute, law or ruling of any court or governmental authority applicable to Seller, the Property or any of Seller's material assets.

        4.17   Environmental Matters.

               (a)    Seller represents and warrants that:

                      (1) Seller has not, and has no knowledge of any other person who has, caused any Release, threatened Release, or disposal of any Hazardous Material at the Property in any material quantity;

     (2) To Seller's knowledge, the Property does not now contain and has not contained any: (a) underground storage tank, (b) material amounts of asbestos-containing building material, (c) landfills or dumps, (d) drycleaning plant or other facility using drycleaning solvents, except the drycleaning establishment noted on the Rent Roll; or (e) hazardous waste management facility as defined pursuant to the Resource Conservation and Recovery Act ("RCRA") or any comparable state law. To Seller's knowledge, the Property is not a site on or nominated for the National Priority List promulgated pursuant to

Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any state remedial priority list promulgated or published pursuant to any comparable state law; and

     (3) To Seller's knowledge, there are no conditions or circumstances at the Property which pose a risk to the environment or the health or safety of persons.
               (b) Seller shall indemnify,  hold harmless, and hereby waives any claim for contribution against Buyer for any damages to the extent they arise from the inaccuracy or breach of any representation or warranty by Seller in this section of this Agreement. This indemnity shall survive Closing indefinitely and shall be in addition to the post-closing indemnities contained in Section 10.01.

        4.18 No Untrue Statement. Neither this Agreement nor any exhibit nor any written statement or Transaction Document furnished or to be furnished by Seller to Buyer in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact or omits or will omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

        4.19 Renewal of Warranties and Representations. The warranties and representations of Seller herein shall be renewed as of the Closing, making additions or changes to reflect the facts existing at that time. If in Buyer's opinion there is a material, adverse change of or addition to any of Seller's warranties or representations, Buyer may terminate this Agreement, in which event the Earnest Money Deposit shall be returned promptly to Buyer.


                    5.  WARRANTIES, REPRESENTATIONS AND COVENANTS OF BUYER

        Buyer hereby warrants and represents where indicated covenants and agrees as follows:

        5.1 Organization; Authority. Buyer is a corporation duly organized, validly existing and in good standing under laws of Florida and has full power and authority to enter into and perform this Agreement in accordance with its terms, and the persons executing this Agreement and other Transaction Documents on behalf of Buyer have been duly authorized to do so.

     5.2 Authorization; Validity. The execution, delivery and performance of this Agreement and the other Transaction Documents have been duly and validly authorized by the Board of Directors of Buyer.

        5.3 Commissions. Buyer has neither dealt with nor does it have any knowledge of any broker or other party who has or may have any claim against Buyer or Seller for a brokerage commission or finder's fee or like payment arising out of or in connection with the transaction provided herein except Sterling Realty Services, L.C., whose commission shall be paid by Seller; and Buyer agrees to indemnify Seller from any other such claim arising by, through or under Buyer.


                           6. POSSESSION; RISK OF LOSS

     6.1 Possession. Possession of the Property will be transferred to Buyer at the conclusion of the Closing, subject to the Permitted Exceptions.

     6.2 Risk of Loss. All risk of loss to the Property shall remain upon Seller until the conclusion of the Closing. If, before the possession of the Property has been transferred to Buyer, any material portion of the Property is damaged by fire or other casualty and will not be restored by the Closing Date or if any material portion of the Property is taken by eminent domain or there is a material obstruction of access to the Improvements by virtue of a taking by eminent domain, Seller shall, within ten (10) days of such damage or taking, notify Buyer thereof and Buyer shall either:

               (a) terminate this Agreement upon notice to Seller given within ten (10) business days after such notice from Seller, in which case Buyer shall receive a return of its Earnest Money Deposit; or

               (b) proceed with the purchase of the Property, in which event Seller shall assign to Buyer all Seller's right, title and interest in all amounts due or collected by Seller under the insurance policies or as condemnation awards. In such event, the Purchase Price shall be reduced by the amount of any insurance deductible to the extent it reduced the insurance proceeds payable.

Failure by Buyer to elect either alternative within the required period shall mean that Buyer has elected alternative (a).

                                7. TITLE MATTERS

        7.1    Title.

               (a) Title Insurance. Within ten (10) days after the full execution of this Agreement, Seller shall order at Seller's expense the Title Insurance Commitment from Chicago Title Insurance Company and each Survey at Buyer's expense (subject to partial reimbursement if the transaction closes) from a reputable surveyor familiar with the Property (Seller also agreeing to furnish to Buyer copies of any existing surveys and title information in its possession promptly after execution of this Agreement). Buyer will have fifteen
(15) days from receipt of the Title Commitment (including legible copies of all recorded exceptions noted therein) and Survey to notify Seller in writing of any Title Defects, encroachments or other matters not acceptable to Buyer which are not permitted by this Agreement. Any Title Defect or other objection disclosed by the Title Insurance Commitment (other than liens removable by the payment of money) or the Survey which is not timely specified in Buyer's written notice to Seller of Title Defects shall be deemed a Permitted Exception. Seller shall notify Buyer in writing within five (5) days of Buyer's notice if Seller intends to cure any Title Defect or other objection. If Seller elects to cure, Seller shall use diligent efforts to cure the Title Defects and/or objections by the Closing Date (as it may be extended). If Seller elects not to cure or if such Title Defects and/or objections are not cured, Buyer shall have the right, in lieu of any other remedies, to: (i) refuse to purchase the Property, terminate this Agreement and receive a return of the Earnest Money Deposit; or (ii) waive such Title Defects and/or objections and close the purchase of the Property subject to them.

               (b) Miscellaneous Title Matters. If a search of the title discloses judgments, bankruptcies or other returns against other persons having names the same as or similar to that of Seller, Seller shall on request deliver to Buyer an affidavit stating, if true, that such judgments, bankruptcies or the returns are not against Seller. Seller further agrees to execute and deliver to the Title Insurance agent at Closing such documentation, if any, as the Title Insurance underwriter shall reasonably require to evidence that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and that there are no mechanics' liens on the Property or parties in possession of the Property other than tenants under Leases and Seller.


                             8. CONDITIONS PRECEDENT

        8.1 Conditions Precedent to Buyer's Obligations. The obligations of Buyer under this Agreement are subject to satisfaction or waiver by Buyer of each of the following conditions or requirements on or before the Closing Date:

               (a) Seller's warranties and representations under this Agreement shall have been updated and as updated shall be true and correct as of the Closing Date, and Seller shall not be in default hereunder.

               (b) All obligations of Seller contained in this Agreement, shall have been fully performed in all material respects and Seller shall not be in default under any covenant, restriction, right-of-way or easement affecting the Property.

               (c) There shall have been no material adverse change in the Property, the Leases or the financial condition of tenants leasing space in the Property since the date of this Agreement.

               (d) A Title Insurance Commitment in the full amount of the Purchase Price shall have been issued and "marked down" through Closing, subject only to Permitted Exceptions, and Buyer shall have received from the surveyor the final Survey.

               (e) The physical and environmental condition of the Property shall be unchanged from the date of this Agreement, ordinary wear and tear excepted.

               (f) Seller shall have delivered to Buyer the following in form reasonably satisfactory to Buyer:

                    (1) A special warranty deed in proper form for recording, duly executed and acknowledged so as to convey to Buyer the fee simple title to the Real Property and Improvements, subject only to the Permitted Exceptions;

     (2) Originals, if available, or if not, true copies of the Leases and of the Contracts, agreements, permits and licenses and Materials;

                    (3) A blanket assignment to Buyer of all Leases and the Contracts, agreements, permits and licenses (to the extent assignable) as they affect the Property, including reciprocal indemnities by Seller and Buyer against breach of such instruments by Seller prior to the Closing Date and by Buyer thereafter;

                    (4) A bill of sale with respect to the Personal Property and Materials;

                    (5) A title certificate, properly endorsed by Seller, as to any items of Property for which title certificates exist;

                    (6) A current rent roll for all Leases in effect showing no material changes from the Rent Roll attached to this Agreement other than those set forth in the Leases or approved in writing by Buyer;

                    (7) All Tenant Estoppel Letters obtained by Seller, which must include (i) as to Trail: Eckerd, Publix, Steve Edison Video, First American Home and Gold's Gym, (ii) as to Tequesta: Publix, Raymond James, Walgreen's, Giacomo's Tomato and Basil Restaurant, Classic Dream Cars and Brandywine Downs Restaurant, and (iii) as to both Trail and Tequesta: eighty percent (80%) of the other tenants who have signed leases for any portion thereof (or affidavit from Seller as a substitute for no more than three (3) of the tenants falling into the eighty percent [80%] category if, after diligent effort, Seller has been unable to obtain the estoppel letter from such tenant[s]), without any material exceptions, covenants, or changes to the form approved by Buyer and distributed to the tenants by Seller, the substance of which Tenant Estoppel Letters (and if necessary such Seller's affidavit) must reflect the information requested in the form of Tenant Estoppel Letter attached hereto without material variation from the Rent Roll and not be detrimental to the landlord in Buyer's reasonable judgment;

                    (8) A general assignment of all assignable existing warranties relating to the Property;

                    (9) An owner's affidavit, non-foreign affidavits, non-tax withholding certificates and such other documents as may reasonably be required by Buyer or its counsel in order to effectuate the provisions of this Agreement and the transactions contemplated herein;

                   (10) The originals or copies of any real and tangible personal property tax bills for the Property for the tax year of Closing and the previous year, and, if requested, the originals or copies of any current water, sewer and utility bills which are in Seller's custody or control;

                   (11) Resolutions of Seller's general partner authorizing the transactions described herein;

                   (12) All keys and other means of access to the Improvements in the possession of Seller or its agents;

                   (13)  Materials; and

                   (14) Such other documents as Buyer may reasonably request to effect the transactions contemplated by this Agreement.

               In the event that all of the foregoing provisions of this Section
8.1 are not satisfied and Buyer elects in writing to terminate this Agreement, then the Earnest Money

Deposit shall be promptly delivered to Buyer by Escrow Agent and, upon the making of such delivery, neither party shall have any further claim against the other by reasons of this Agreement, except as provided in Article 9.

        8.2 Conditions Precedent to Seller's Obligations. The obligations of Seller under this Agreement are subject to satisfaction or waiver by Seller of each of the following conditions or requirements on or before the Closing date:

               (a) Buyer's warranties and representations under this Agreement shall have been updated and as updated shall be true and correct as of the Closing Date, and Buyer shall not be in default hereunder.

               (b) All of the obligations of Buyer contained in this Agreement shall have been fully performed by or on the date of Closing in compliance with the terms and provisions of this Agreement.

               (c) Buyer shall have delivered to Seller at or prior to the Closing the following, which shall be reasonably satisfactory to Seller:

                      (1)Delivery and/or payment of the balance of the Purchase Price in accordance with Section 2.1 at Closing;

                      (2)The reciprocal indemnity of Buyer with respect to Leases and Contracts, as specified in Section 8.1(f)(3) above;

     (3)Evidence in the nature of resolutions or other certificates reasonably required by the title insurance company reflecting Buyer's authority to acquire the Property; and

     (4)Such other documents as Seller may reasonably request to effect the transactions contemplated by this Agreement.

     In the event that all conditions precedent to Buyer's obligation to purchase shall have been satisfied but the foregoing provisions of this Section
8.2 have not, and Seller elects in writing to terminate this Agreement, then the Earnest Money Deposit shall be promptly delivered to Seller by Escrow Agent and, upon the making of such delivery, neither party shall have any further claim against the other by reasons of this Agreement, except as provided in Article 9.

        8.3 Best Efforts. Each of the parties hereto agrees to use reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

                         9. PRE-CLOSING BREACH; REMEDIES

        9.1 Breach by Seller. In the event of a breach of Seller's covenants or warranties herein and failure by Seller to cure such breach within the time provided for Closing, Buyer shall either (i) terminate this Agreement and receive a return of the Earnest Money Deposit, and the parties shall have no further rights or obligations under this Agreement (except as expressly survive termination); (ii) enforce this Agreement by suit for specific performance; or
(iii) waive such breach and close the purchase contemplated hereby, notwithstanding such breach. Buyer shall have no action for damages with respect to pre-Closing breaches.

        9.2 Breach by Buyer. In the event of a breach of Buyer's covenants or warranties herein and failure of Buyer to cure such breach within the time provided for Closing, Seller's sole remedy shall be to terminate this Agreement and retain Buyer's Earnest Money Deposit as agreed liquidated damages for such breach, and upon payment in full to Seller of such amounts, the parties shall have no further rights, claims, liabilities or obligations under this Agreement (except as expressly survive termination). Seller shall have no action for damages with respect to pre-Closing breaches.

                   10. POST CLOSING INDEMNITIES AND COVENANTS

        10.1 Seller's Indemnity. Should this transaction close, Seller, subject to the limita tions set forth herein, shall indemnify, defend and hold harmless Buyer from all claims, demands, liabilities, damages, penalties, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, which may be imposed upon, asserted against or incurred or paid by Buyer by reason of, or on account of, any breach by Seller of Seller's warranties, representations and covenants, except pre-Closing breaches of which Buyer had knowledge and elected to close notwithstanding the same. Seller's warranties, representations and covenants, and the foregoing indemnity, shall survive the Closing for a period of one (1) year, except that the brokerage commission indemnity set forth in Section 4.4, the environmental indemnities contained in Section 4.17, and the indemnity with respect to assigned Leases and Contracts set forth in Section 8.1(f)(3), shall survive indefinitely.

        10.2 Buyer's Indemnity. Should this transaction close, Buyer shall indemnify, defend and hold harmless Seller from all claims, demands, liabilities, damages, penalties, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, which may be imposed upon, asserted against or incurred or paid by Seller by reason of, or on account of, any breach by Buyer of Buyer's warranties, representations and covenants, except pre-Closing breaches of which Seller had knowledge and elected to close notwithstanding same. Buyer's warranties, representations and covenants, and the foregoing indemnity, shall survive the Closing for a period of one (1) year, except for the provisions of Sections 3.1(a), 3.2 and 5.3, the Permitted Exceptions to which Seller is a party or for which it is otherwise contractually liable, and Buyer's indemnity with respect to assigned Leases and Contracts set forth in Section 8.2(c)(2), all of which shall survive indefinitely.

                                11. MISCELLANEOUS

        11.1 Disclosure. Neither party shall disclose the transactions contemplated by this Agreement without the prior approval of the other, except to its attorneys, accountants and other consultants, their lenders and prospective lenders, or where disclosure is required by law.

        11.2 Radon Gas. Radon is a naturally occurring radioactive gas which, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon which exceed federal and state guidelines have been found in buildings in the state in which the Property is located. Additional information regarding radon and radon testing may be obtained from the county public health unit.

        11.3 Entire Agreement. This Agreement, together with the Exhibits attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified, amended or otherwise changed in any manner except by a writing executed by Buyer and Seller.

        11.4 Notices. All written notices and demands of any kind which either party may be required or may desire to serve upon the other party in connection with this Agreement shall be served by personal delivery, certified or overnight mail, reputable overnight courier service or facsimile (followed promptly by hard copy) at the addresses set forth below:

               As to Seller:        Sterling Tequesta/Trails Limited Partnership
                                    c/o Sterling Equities
                                    209 Phipps Plaza
                                    Palm Beach, Florida  33480
                                    Attention:  David Kosoy
                                    Facsimile:  (561) 833-4118

               With a copy toHonigman Miller Schwatz and Cohn
                         222 Lakeview Avenue, Suite 800
                         West Palm Beach, Florida 33401
                                    Attention:  Marvin S. Rosen, Esq.
                            Facsimile: (561) 832-3036

               As to Buyer:         RRC Acquisitions, Inc.
                           Attention: Robert L. Miller
                          Suite 200, 121 W. Forsyth St.
                           Jacksonville, Florida 32202
                            Facsimile: (904) 634-3428

               With a copy to Ulmer, Murchison, Ashby & Taylor
                                    Attention:  William E. Scheu, Esq.

                         P. O. Box 479
                         Suite 1600, 200 W. Forsyth St.
                         Jacksonville, Florida 32201 (32202 for courier)
                         Facsimile: (904) 354-9100

Any notice or demand so served shall constitute proper notice hereunder upon delivery to the United States Postal Service or to such overnight courier, or by transmission of such facsimile. A party may change its notice address by notice given in the aforesaid manner.

        11.5 Headings. The titles and headings of the various sections hereof are intended solely for means of reference and are not intended for any purpose whatsoever to modify, explain or place any construction on any of the provisions of this Agreement.

        11.6 Validity. If any of the provisions of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement by the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

        11.7 Attorneys' Fees. In the event of any litigation between the parties hereto to enforce any of the provisions of this Agreement or any right of either party hereto, the unsuc cessful party to such litigation agrees to pay to the successful party all costs and expenses, including reasonable attorneys' fees, whether or not incurred in trial or on appeal, incurred therein by the successful party, all of which may be included in and as a part of the judgment rendered in such litigation. Any indemnity provisions herein shall include indemnification for reasonable attorneys' fees and costs, whether or not suit be brought and including fees and costs on appeal.

        11.8   Time of Essence.  Time is of the essence of this Agreement.

        11.9 Governing Law. This Agreement shall be governed by the laws of Florida and the parties hereto agree that any litigation between the parties hereto relating to this Agreement shall take place (unless otherwise required by law) in a court located in Volusia County, Florida, as to Trail and in Palm Beach County, Florida, as to Tequesta. Each party waives its right to jurisdiction or venue in any other location.

        11.10 Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No third parties, including any brokers or creditors, shall be beneficiaries hereof. Buyer shall not assign this Agreement to any person other than a wholly owned subsidiary of Regency Realty Corporation.

        11.11 Exhibits. All exhibits attached hereto are incorporated herein by reference to the same extent as though such exhibits were included in the body of this Agreement verbatim.

        11.12 Gender; Plural; Singular; Terms. A reference in this Agreement to any gender, masculine, feminine or neuter, shall be deemed a reference to the other, and the singular shall be deemed to include the plural and vice versa, unless the context otherwise requires. The terms "herein," "hereof," "hereunder," and other words of a similar nature mean and refer to this Agreement as a whole and not merely to the specified section or clause in which the respective word appears unless expressly so stated.

     11.13 Further Instruments, Etc. Seller and Buyer shall, at or after Closing, execute any and all documents and perform any and all acts reasonably necessary to fully implement this Agreement.

     11.14 Survival. The obligations of Seller and Buyer intended to be performed after the Closing shall survive the closing.

     11.15 No Recording. Neither this Agreement nor any notice, memorandum or other notice or document relating hereto shall be recorded.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Witnesses:

                                            RRC ACQUISITIONS, INC.,
____________________________                a Florida corporation
[ - - - - - - - - - - - - - - - ]
Name (Please Print)
                                            By:
____________________________                   Its:
[ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ ]   Date:   ______________________, 1996
Name (Please Print)
                                            Tax Identification No. 59-3210155

                                                   "BUYER"

                                    STERLING TEQUESTA/TRAILS LIMITED
                                    PARTNERSHIP, a Florida limited partnership

                                            By Its General Partner:

                                 Sterling 1 Florida, Inc., a Florida corporation

[ - - - - - - - - - - - - - - - ]
Name (Please Print)
                                       By:
____________________________                       Its:
[ - - - - - - - - - - - - - - - ]
Name (Please Print)                         Date:  ______________, 1996

                                            Tax Identification No:

                                                   "SELLER"




                             JOINDER OF ESCROW AGENT


        1. Duties. Escrow Agent joins herein for the purpose of acknowledging receipt of the initial Earnest Money Deposit and agrees to comply with the terms hereof insofar as they apply to Escrow Agent. Escrow Agent shall receive and hold the Earnest Money Deposit in trust, to be disposed of in accordance with the provisions of this joinder and Section 2.2 of the foregoing Agreement.

        2. Indemnity. Escrow Agent shall not be liable to either party except for claims resulting from the gross negligence or willful misconduct of Escrow Agent. If the escrow is involved in any controversy or litigation, the parties hereto shall jointly and severally indemnify and hold Escrow Agent free and harmless from and against any and all loss, cost, damage, liability or expense, including costs of reasonable attorneys' fees to which Escrow Agent may be put or which may incur by reason of or in connection with such controversy or litigation, except to the extent it is finally determined that such controversy or litigation resulted from Escrow Agent's gross negligence or willful misconduct. If the indemnity amounts payable hereunder result from the fault of Buyer or Seller (or their respective agents), the party at fault shall pay, and hold the other party harmless against, such amounts.

        3. Conflicting Demands. If conflicting demands are made upon Escrow Agent with respect to the escrow, the parties hereto expressly agree that Escrow Agent shall have the absolute right to do either or both of the following: (i) withhold and stop all proceedings in performance of this escrow and await settlement of the controversy by final appropriate legal proceedings or otherwise as it may require; or (ii) file suit for declaratory relief and/or inter pleader and obtain an order from the Duval County Circuit Court requiring the parties to interplead and litigate in such court their several claims and rights between themselves. Upon the filing of any such declaratory relief or interpleader suit and tender of the Earnest Money Deposit to the court, Escrow Agent shall thereupon be fully released and discharged from any and all obligations to further perform the duties or obligations imposed upon it.

Buyer and Seller agree to respond promptly in writing to any request by Escrow Agent for clarification, consent or instructions. Any action proposed to be taken by Escrow Agent for which approval of Buyer and/or Seller is requested shall be considered approved if Escrow Agent does not receive written notice of disapproval within fourteen (14) days after a written request for approval is received by the party whose approval is being requested. Escrow Agent shall not be required to take any action for which approval of Buyer and/or Seller has been sought unless such approval has been received. No disbursements shall be made, other than as provided in Sections 2.2 and 3.1(a) of the foregoing Agreement, or to a court in an interpleader action, unless Escrow Agent shall have given written notice of the proposed disbursement to Buyer and Seller and neither Buyer nor Seller shall have delivered any written objection to the disbursement within 14 days after receipt of Escrow Agent's notice. No notice by Buyer or Seller to Escrow Agent of disapproval of a proposed action shall affect the right of Escrow Agent to take any action as to which such approval is not required.

        4. Continuing Counsel. Seller acknowledges that Escrow Agent is counsel to Buyer herein and Seller agrees that in the event of a dispute hereunder or otherwise between Seller and Buyer, Escrow Agent may continue to represent Buyer notwithstanding that it is acting and will continue to act as Escrow Agent hereunder, it being acknowledged by all parties that Escrow Agent's duties hereunder are ministerial in nature.

        5. Tax Identification. Seller and Buyer shall provide to Escrow Agent appropriate Federal tax identification numbers.


                                            ULMER, MURCHISON, ASHBY & TAYLOR


                                            By:
                                               Its Authorized Agent
                                            Date:  ______________, 1996

                                                   "ESCROW AGENT"

                                   EXHIBIT 1.3

                           Audit Representation Letter


                                  --------------------------
                          (Acquisition Completion Date)



KPMG Peat Marwick LLP
2700 Independent Square
One Independent Drive
Jacksonville, Florida  32202

        RE:    ___________________________________
               (Acquisition Property Name)

Dear Sirs:

        We are writing at your request to confirm our understanding that your audit of the Statement of Revenue and Expenses of _________________ for the twelve months ended December 31, 19____, was made for the purpose of expressing an opinion as to whether the statement presents fairly in all material respects the results of its operations in conformity with generally accepted accounting principles. In connection with your audit we confirm, to the best of our knowledge and belief, the following representations made to you during your audit:

        1. We have made available to you all financial records and related data in our possession for the period under audit.

        2.     There have been no undisclosed:

     (a) Irregularities involving any member of management or employees who have significant roles in the system of internal accounting control;

     (b) Irregularities involving other persons that could have a material effect on the statement of revenue and expenses;

          (c) Violations or possible violations of laws or regulations the effects of which should be considered for disclosure in the statement of revenue and expenses.

        3.     There are no:

     (a) Unasserted claims or assessments that our lawyers have advised us are probable of assertion and must be disclosed in accordance with Statement of Financial Accounting Standards No. 5;

     (b) Material gain or loss contingencies that are required to be disclosed by Statement of Financial Accounting Standards No. 5;

(c) Material transactions that have not been properly recorded in the accounting records underlying the financial statement; and

               (d) Events that have occurred subsequent to the audit period that should require adjustment to or disclosure in the Statement of Revenue and Expenses.

     4. Provision, when material, has been made for losses to be sustained in the fulfillment of, or from inability to fulfill, any contract commitments.

     5. The shopping center has satisfactory title to all owned assets, and there are no liens or encumbrances on such assets nor has any asset been pledged, that has not been disclosed.

     6. All contractual agreements that would have a material effect on the Statement of Revenue and Expenses have been complied with.

     7.     There have been no:

               (a) Material undisclosed related party transactions and related amounts receivable or payable, including sales, purchases, loans, transfer, and guarantees;

               (b)    Agreements to repurchase assets previously sold.

        Further,   we  acknowledge   that  we  are   responsible  for  the  fair
presentation of the Statement of Revenue and Expenses prepared in accordance with generally accepted accounting principles.

                                            Very truly yours,

                                            __________________________(Seller)


                                           By:_________________________________
                                           Its:______________________________

                                  EXHIBIT 1.24

                       Legal Description of Real Property


A.      Tequesta Shoppes, Palm Beach County, Florida



B.      Trails Shopping Center, Volusia County, Florida

                                  EXHIBIT 1.26

                                    Rent Roll


A.      Tequesta Shoppes, Palm Beach County, Florida




B.      Trails Shopping Center, Volusia County, Florida

                                  EXHIBIT 1.31

                             Form of Estoppel Letter


                                  _____________________, 199_





        RE:    ___________________________ (Name of Shopping Center)


Ladies and Gentlemen:

        The undersigned (Tenant) has been advised you may purchase the above Shopping Center, and we hereby confirm to you that:

     1. The undersigned is the Tenant of  _____________________________________,
Landlord, in the above Shopping Center, and is currently in possession and paying rent on premises known as Store No. _______________ [or Address:
----------------------------------------------------------------],           and
containing approximately _____________ square feet, under the terms of the lease dated ______________________, which has (not) been amended by amendment dated ________________________ (the "Lease"). There are no other written or oral agreements between Tenant and Landlord. Tenant neither expects nor has been promised any inducement, concession or consideration for entering into the Lease, except as stated therein, and there are no side agreements or understandings between Landlord and Tenant.

     2. The term of the Lease commenced on ____________________, expiring on ___________________, with options to extend of ________________ (____) years each.

     3. As of ____________________, monthly minimum rental is $_______________ a month.

     4. Tenant is required to pay its pro rata share of Common Area Expenses and its pro rata share of the Center's real property taxes and insurance cost. Current additional monthly payments for expense reimbursement total $____________ per month for common area maintenance, property insurance and real estate taxes.

     5.  Tenant  has  given  [no  security   deposit]  [a  security  deposit  of
$______________].

        6. No payments by Tenant under the Lease have been made for more than one (1) month in advance, and minimum rents and other charges under the Lease are current.

        7. All matters of an inducement nature and all obligations of the Landlord under the Lease concerning the construction of the Tenant's premises and development of the Shopping Center, including without limitation, parking requirements, have been performed by Landlord.

        8. The Lease contains no first right of refusal, option to expand, option to terminate, or exclusive business rights, except as follows:

        9. Tenant knows of no default by either Landlord or Tenant under the Lease, and knows of no situations which, with notice or the passage of time, or both, would constitute a default. Tenant has no rights to off-set or defense against Landlord as of the date hereof.

        10. The undersigned has not entered into any sublease, assignment or any other agreement transferring any of its interest in the Lease or the Premises except as follows:

     11.  Tenant has not  generated,  used,  stored,  spilled,  disposed  of, or released any hazardous substances at, on or in the Premises. "Hazardous Substances" means any flammable, explosive, toxic, carcinogenic, mutagenic, or corrosive substance or waste, including volatile petroleum products and derivatives and drycleaning solvents. To the best of Tenant's knowledge, no asbestos or polychlorinated biphenyl ("PCB") is located at, on or in the Premises. The term "Hazardous Substances" does not include those materials which are technically within the definition set forth above but which are contained in pre-packaged office supplies, cleaning materials or personal grooming items or other items which are sold for consumer or commercial use and typically used in other similar buildings or space.

The undersigned makes this statement for your benefit and protection with the understanding that you intend to rely upon this statement in connection with your intended purchase of the above described Premises from Landlord. The undersigned agrees that it will, upon receipt of written notice from Landlord, commence to pay all rents to you or to any Agent acting on your behalf.

                                            Very truly yours,



                                            ----------------------------------
                                            ___________________________(Tenant)

Mailing Address:


____________________________                By:______________________________
                                               Its:__________________________
----------------------------